Exhibit 99.2

3Q14 Earnings Presentation October 22, 2014 Presenters: Anthony G. Petrello Chairman, President & Chief Executive Officer William Restrepo Chief Financial Officer

Forward-Looking Statements We often discuss expectations regarding our markets, demand for our products and services, and our future performance in our annual and quarterly reports, press releases, and other written and oral statements. Such statements, including statements in this document incorporated by reference that relate to matters that are not historical facts are forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934. These forward-looking statements are based on our analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain, and investors must recognize that events and actual results could turn out to be significantly different from our expectations. Factors to consider when evaluating these forward-looking statements include, but are not limited to: fluctuations in worldwide prices and demand for natural gas, natural gas liquids and crude oil; fluctuations in levels of natural gas, natural gas liquids and crude oil exploration and development activities; fluctuations in the demand for our services; the existence of competitors, technological changes and developments in the oilfield services industry; the existence of operating risks inherent in the oilfield services industry; the existence of regulatory and legislative uncertainties; the possibility of changes in tax laws; the possibility of political instability, war or acts of terrorism in any of the countries in which we do business; and general economic conditions including the capital and credit markets. Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of natural gas, natural gas liquids or crude oil, which could have a material impact on exploration and production activities, could also materially affect our financial position, results of operations and cash flows. The above description of risks and uncertainties is by no means all inclusive, but is designed to highlight what we believe are important factors to consider. Statements made in this presentation include non-GAAP financial measures. The required reconciliation to GAAP financial measures are included on our website. 2

Important Additional Information 3 In connection with the proposed transactions, Nabors Red Lion Limited (which will be renamed C&J Energy Services Ltd. as of the closing of the proposed transaction) (“Red Lion”) has filed with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement of C&J Energy Services, Inc. (“C&J”) that also constitutes a preliminary prospectus of Red Lion. The registration statement has not been declared effective by the SEC, and the definitive joint proxy statement/prospectus is not currently available. Each of Red Lion and C&J also plans to file other relevant documents with the SEC regarding the proposed transactions. This material is not a substitute for the final prospectus/proxy statement or any other documents the parties will file with the SEC. After the registration statement has been declared effective by the SEC, the definitive proxy statement/prospectus will be delivered to shareholders of C&J. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the registration statement, the definitive joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Red Lion and C&J with the SEC at the SEC’s website at www.sec.gov. You may also obtain copies of the documents filed by Red Lion with the SEC free of charge on Nabors Industries Ltd.’s (“Nabors”) website at www.nabors.com, and copies of the documents filed by C&J with the SEC are available free of charge on C&J’s website at www.cjenergy.com. Participants in the Solicitation Red Lion, C&J and Nabors and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about C&J’s directors and executive officers is available in C&J’s proxy statement dated April 10, 2014, for its 2014 annual meeting of shareholders. Information about Nabors’ directors and executive officers is available in Nabors’ proxy statement dated April 30, 2014, for its 2014 annual meeting of shareholders. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from C&J and Nabors using the sources indicated above. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

4 Recent Highlights

5 Financial Summary ($000’s except EPS) 3Q13 4Q13 1Q14 2Q14 3Q14 Revenue $1,548,965 $1,605,390 $1,587,173 $1,616,405 $1,810,911 EBITDA 439,337 437,242 391,168 416,280 489,958 Operating Income 165,893 159,584 109,041 133,460 203,377 Diluted EPS(1) ($0.30)(2) $0.42 $0.16 $0.21(3) $0.19(4) (1) Diluted EPS from continuing operations (2) Includes charges of 50¢ per share for debt redemption and asset impairments, net of early termination payment (3) Includes several charges related to businesses in the process of being disposed and the redemption of SWSI preferred stock, which net to a loss of approximately 3¢ per share (4) Includes charges of 18¢ per share for income tax and merger-related fees, net of early termination payment, gain on sale of Alaska E&P and other items Financials reflect reclassification of Peak to discontinued operations

Combination of Nabors Completion & Production Services with C&J Energy Services 6 > Update S-4 Filed (Sept. 29) Expected close around year end > Combination creates: 5th largest stimulation fleet in North America Largest fluids management fleet in North America 2nd largest workover/well-servicing fleet in North America Enhanced prospects for international expansion through a global alliance agreement > Nearly 1.2 MM HHP of pressure pumping capacity across the US 683 workover rigs in the US and Canada ~1,500 fluid management trucks Over 10,000 employees

High 3/31/12 2Q14 6/30/14 Current 9/30/14 Change High-3Q14 Change 2Q14-3Q14 ($MM's) Total Debt $4,773 $3,956 $4,255 ($518) $299 Cash and ST Investments 494 486 465 (29) (21) Net Debt $4,279 $3,470 $3,791 ($488) $321 Net Debt to Capitalization(1) 42.4% 36.4% 39.4% (3.4%) 3.0% Coverage(2) 7.8x 8.7x 9.6x 1.8x 0.9x Leverage(3) 2.5x 2.3x 2.5x 0.0x 0.2x Improving Financial Flexibility 7 > Significant 3Q cash flow items Dividends paid Proceeds from asset disposition Stock & bond repurchases Capex (1) Capitalization defined as Net Debt plus Shareholders’ Equity (2) Coverage defined as LTM EBITDA / LTM Interest Expense (3) Leverage defined as Total Debt / LTM EBITDA Note: Subtotals may not total due to rounding

Significant Rig Awards 8 Date Country/Type Awards 2012 U.S. PACE®-X 17 1Q13 U.S. PACE®-X 2 2Q13 U.S. PACE®-X 2 Argentina 6 Kurdistan 2 Kazakhstan 1 3Q13 U.S. PACE®-X 8 Saudi Arabia 11 Mexico 2 1Q14 U.S. PACE®-X 3 2Q14 U.S. PACE®-X 8 U.S. PACE®-X 3 3Q14 Saudi Arabia 4 Kazakhstan 2 2012-2014 Significant Awards 71 Total PACE®-X Rig Awards 43

Recent Asset Sales > 3Q14 Asset Sales Alaska E&P 2 Barge Rigs > 2Q14 Asset Sales 3 Barge Rigs 1 Jack-Up > Cash proceeds from all sales Received: $81 Million (as of 3Q14) Scheduled: $27 Million Total: $108 Million Does not include overriding royalty interest and carried working interest associated with the Alaska E&P sale 9

10 Drilling & Rig Services

3Q14 Rig Utilization & Availability 11 Rig Fleet(1) 3Q14 Rig Years Average Utilization U.S. Lower 48 AC 160 152 95% Legacy 114 50 44% U.S. Lower 48 Total 274 202 73% U.S. Offshore 18 9 58% Alaska 19 5 26% Canada 64 34 53% International 151 130 86% Subtotal 526 380 72% PACE®-X Construction(2) 7 Intl. Newbuilds & Upgrades 9 U.S. & Intl. Offshore Newbuilds 3 Total Fleet 545 (1) As of 9/30/14 (2) Includes announced newbuild commitments and rigs to be delivered in 2014

U.S. Rig Utilization Power Type and Pad Capability 12 As of 9/30/14 Walking Skidding Pad Capable Not Pad Capable Total Working Total Util. Working Total Util. Total Working Total Util. AC 98 103 95% 18 18 100% 96% 37 39 95% 96% SCR 5 6 83% 10 12 83% 83% 31 70 44% 52% Mech 3 26 12% 12% Grand Total 103 109 95% 28 30 93% 94% 71 135 53% 74%

0 5 10 15 20 25 30 35 40 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 Deployments Cumulative Deployments Cumulative Rig Year PACE-X Rig Deployments & Rig Years 13 > PACE®-X rig economic relevance now tracking deployments 26 PACE®-X Rig Years through 3Q14 E

Drilling Ahead Next 5 Years Nabors’ Global Market Study North America Summary 14 > 2-4% - projected NAM total rig demand CAGR > 5-7% - projected “High Spec” rig demand CAGR > 10-12% - projected “Ultra High Spec” rig demand CAGR Pad Drilling 2010A 2013A 2018E % of Wells Drilled on Pads 20% 50% 70% Avg. # of Wells per Pad 2.2 4.0 6+ Accelerating Trend Towards Higher-Density Pad Drilling Source: Nabors’ Global Market Study

Current International Working Rigs 15 Algeria 10 Ecuador 6 Kurdistan 2 Romania 1 Angola 1 India 3 Kuwait 2 Russia 6 Argentina 22 Iraq 1 Mexico 8 Saudi Arabia 36 Colombia 8 Italy 1 Oman 5 Venezuela 5 Congo 1 Kazakhstan 2 PNG 2 Yemen 2 Total 125 As of 9/30/14

16 Completion & Production Services

U.S. Completion & Production Services Fleet Region Rigs Frac Crews Trucks Frac Tanks CTU Cementing Wireline SWD Western 181 539 1,785 15 12 Rockies 77 7 60 322 2 9 10 2 Mid-Con 34 1 97 448 8 11 5 Northeast 7 5 104 597 40 15 West Texas 97 4 326 1,274 3 4 3 12 South Texas 24 3 208 494 7 3 3 Ark-La-Tex 14 123 274 7 Gulf Coast 4 San Angelo 10 10 Total 444 20 1,457 5,194 30 84 42 29 17 As of 9/30/14

18 Outlook and Summary

Key Takeaways 19 > U.S. Drilling benefitting from PACE®-X deployments and tight high-spec rig market > International benefitting from new rig deployments, re-pricing, and additional contract awards > Larger high-impact, global opportunity set, relative to U.S. peers > Multiple initiatives in process to improve financial and operational performance > Pending merger restores pure play drilling focus, enhances financial flexibility while preserving upside from improving stimulation market

20 Appendix

21 Nabors Global Infrastructure Margins and Activities 4Q13 1Q14 2Q14 3Q14 Drilling Margin (1) Rig Yrs Margin (1) Rig Yrs Margin (1) Rig Yrs Margin (1) Rig Yrs U.S. Drilling $11,133 198.4 $11,073 206.6 $11,380 215.3 $12,756 216.0 Canada 11,478 32.5 11,452 43.8 10,034 21.6 9,663 34.3 International 15,884 124.6 13,811 129.8 14,124 127.3 15,490 130.1 Production Services Rev/Hr Rig Hrs Rev/Hr Rig Hrs Rev/Hr Rig Hrs Rev/Hr Rig Hrs U.S. $587 205,456 $576 209,982 $582 210,750 $584 205,604 Canada 820 36,455 860 41,540 660 28,671 749 36,509 (1) Margin = gross margin per rig per day for the period. Gross margin is computed by subtracting direct costs from operating revenues for the period.